  Exhibit 99.1
EIGHTH AMENDMENT TO LEASE

THIS EIGHTH AMENDMENT TO LEASE (this “Amendment”) is entered into as of April 30, 2021, by and between CHALLENGER-DISCOVERY, LLC, a Delaware limited liability company (“Landlord”), and LIGHTPATH TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).

RECITALS:

A. Landlord (or its predecessor in interest) and Tenant entered into that certain Lease dated January 25, 2001, as amended by that certain (i) First Amendment to Lease dated August 10, 2001, (ii) Second Amendment to Lease dated April 20, 2004, (iii) Third Amendment to Lease dated December 1, 2007, (iv) Fourth Amendment to Lease dated April 30, 2009, (v) Fifth Amendment to Lease dated April 24, 2012, (vi) Sixth Amendment to Lease dated July 2, 2014 (the “6th Amendment”), and (vii) Seventh Amendment to Lease dated January 31, 2015 (collectively, the “Lease”), pursuant to which Tenant leases from Landlord that certain premises commonly known as Suites 100 and 130 consisting of approximately 25,847 of total square feet of rentable area in the building located at 2603 Challenger Parkway, Orlando, Florida 32826, currently known as Challenger Tech Center, Phase III (the “Original Premises”).

B. The Lease for the Original Premises expires on April 30, 2022 and Tenant and Landlord desire to extend the term of the Lease as set forth therein.

C. Landlord and Tenant have also agreed that Tenant will expand the Original Premises to include Suites 145-180 which consists of approximately 26,337 square feet of rentable area (the “Expansion Premises”) for a total of 52,184 square feet of rentable area (collectively, with the Original Premises, the “Premises”). The Premises is more fully depicted on Exhibit A attached hereto.

D. Landlord and Tenant have agreed to amend the terms of the Lease as provided below. Capitalized terms not otherwise defined in this Amendment shall have the definitions set forth in the lease.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

1. Extension of Term for Original Premises. The term of the Lease for the Original Premises shall be extended, such term commencing on May 1, 2022 and expiring at the expiration of the Expansion Premises Term (defined below) (the “Extension Term”). All of the terms and provisions of the Lease shall continue to apply with respect to the Extension Term, except as specifically modified herein.

2. Expansion Premises Term. The term for the Expansion Premises shall commence on completion of Landlord’s Work (as defined in the Work Letter), in accordance with the Work Letter (attached hereto and defined in Section 7 below) (the “EPCD”) and shall continue for one hundred twenty-seven (127) months (the “Expansion Premises Term”), except that if the EPCD is not the first (1st) day of a calendar month, the Expansion Premises Term shall be extended for the remainder of that calendar month. For purposes of clarity, from and after the EPCD, the Extension Term and Expansion Premises Term shall be coterminous and may be referred to herein sometimes collectively as the “Extension Lease Term”. All of the terms and provisions of the Lease shall apply with respect to the Expansion Premises Term, except as specifically modified herein.

3. Annual Minimum Rent. Commencing on the EPCD*, the Annual Minimum Rent shall thereafter be as follows for the Premises (i.e. the combined Original Premises and Expansion Premises):

Premises (52,184 SF)

Period	RSF	Annual Minimum Rent	Monthly Minimum Rent

EPCD-Month 2**	$0.00	$0.00	$0.00
Months 3-12	$15.25	$795,806.00	$66,317.17
Months 13-24	$15.71	$819,810.64	$68,317.55
Months 25-36	$16.18	$844,337.12	$70,361.43
Months 37-48	$16.67	$869,907.28	$72,492.27
Months 49-60	$17.17	$895,999.28	$74,666.61
Months 61-72	$17.69	$923,134.96	$76,927.91
Months 73-84	$18.22	$950,792.48	$79,232.71
Months 85-96	$18.77	$979,493.68	$81,624.47
Months 96-108	$19.33	$1,008,716.72	$84,059.73
Months 109-120	$19.91	$1,038,983.44	$86,581.95
Months 120-127	$20.51	$1,070,293.84	$89,191.15

*The parties acknowledge that Tenant shall continue to pay Monthly Minimum Rent for the Original Premises in accordance with the Lease (i.e. the current rent schedule) until the EPCD (if the EPCD has not occurred on or before May 1, 2022, Tenant shall pay Monthly Minimum Rent in the amount of $32,847.23 until the EPCD).

**Notwithstanding anything to the contrary contained herein, so long as Tenant is not in default under the Lease, that is not cured during any applicable grace or curative period, Tenant’s obligation to pay the Monthly Minimum Rent otherwise due for the Premises for the first two (2) calendar months following the EPCD shall be abated (the “Minimum Rent Abatement”).

If Landlord elects to terminate the Lease or Tenant’s right to possession of the Premises due to a default not cured during any applicable grace or curative period, then (i) the portion of the Minimum Rent Abatement unamortized as of the date of such default (with the Minimum Rent Abatement being deemed to have been amortized in equal monthly installments (without interest) over the Expansion Premises Term commencing on the EPCD, shall immediately become due and payable; and (ii) Tenant shall not be entitled to any further abatement of the Monthly Minimum Rent pursuant to this paragraph. The payment by Tenant of the Minimum Rent Abatement in the event of a default shall not limit or affect any of Landlord’s other rights or remedies, in the event of a default by Tenant, pursuant to the Lease or at law or in equity.

4. Additional Rent. Tenant’s proportionate share of Operating Expenses commencing on the EPCD shall be 63.58%. The Operating Expenses for the Premises for 2021 are estimated to be approximately $5.43 per square foot.

5. Florida Sales Tax. Pursuant to the Lease, Tenant must pay all applicable Florida State Sales Taxes related to its tenancy. The Florida State Sales Taxes shall be paid concurrently with each installment of Monthly Minimum Rent for the Premises.

6. Security Deposit. Landlord shall continue to hold the Security Deposit in the amount of $27,736.67 pursuant to Section 4.5 of the Lease.

7. Tenant Improvements. All improvements described in this Amendment to be constructed in and upon the Original Premises and Expansion Premises are described in the Work Letter attached hereto as Exhibit B (the “Work Letter”). Other than with respect to Landlord’s Work, Tenant accepts the Expansion Premises in its “as-is” condition and Landlord shall have no obligation to perform any work at the Expansion Premises (or the Original Premises).

8. Temporary Space. Subject to the limitations set forth below, Tenant shall have temporary use and occupancy of Suite 145 at the Building, consisting of approximately 8,285 square feet of space (the “Temporary Space”), during the completion of Landlord’s Work in order to accommodate Tenant’s business during construction. Tenant’s use of the Temporary Space shall be subject to all terms and conditions of the Lease. Tenant’s use of the Temporary Space shall also be subject to the use of Genoa Healthcare (“Genoa”) of the back room of the Temporary Space for storage (consisting of a few hundred square feet of space). Genoa accesses such area though an exterior access door, but Tenant shall acknowledge and cooperate with Genoa’s use. Genoa’s use of such space shall exist until their buildout is complete, which is anticipated for late June 2021 and Tenant shall not have use of such space until that time. Further, Tenant shall not be charged Monthly Minimum Rent for the Temporary Space, but shall pay to Landlord all Operating Expenses and Florida State Sales Tax thereon for the Temporary Space. Upon the completion of Landlord’s Work, Tenant’s occupancy of the Temporary Space shall expire.

9. Parking. From and after the EPCD, Tenant shall be entitled to additional parking spaces in accordance with the ratio (5 parking spaces per 1,000 square feet) set forth in Section 16.9 of the Lease.

10. Renewal Option. Landlord hereby grants to Tenant the option to extend the Extension Lease Term for the Premises on the same terms, conditions and provisions as contained in the Lease, as modified and except as otherwise provided herein, for one (1) period of five (5) years (the “Option Period”) commencing on the day following the expiration of the Extension Lease Term.

(a) Tenant’s option to extend shall be exercisable by written notice from Tenant to Landlord given no later than twelve (12) months, prior to the expiration of the Extension Lease Term, time being of the essence.

(b) Minimum Rent per rentable square foot of the Premises payable during the Option Period shall be at one hundred percent (100%) of the Fair Market Rental Rate (as hereinafter defined).

(c) Tenant may only exercise its option to extend, and an exercise thereof shall only be effective, if at the time of Tenant’s exercise and on the Option Period commencement date, the Lease is in full force and effect and no event of default by Tenant has occurred under the Lease which remains uncured after the giving of any applicable notice and the expiration of any applicable cure period. In addition to the condition set forth in the first sentence of this subparagraph (c), if Tenant is in default under the Lease (after the giving of any applicable notice and the expiration of any applicable cure period) within thirty (30) days prior to the Option Period commencement date, then, at Landlord’s option, Tenant’s right to exercise its option may be terminated and rendered null and void by written notice thereof from Landlord to Tenant. Other than a Permitted Assignee (as defined in the 6th Amendment), no sublessee or assignee shall be entitled to exercise such option.

(d) Upon the valid exercise by Tenant of its option to extend, Landlord and Tenant shall enter into a written amendment to the Lease confirming the terms, conditions and provisions applicable to the Option Period as determined in accordance with the provisions of this Section, with such revisions to the Rent provisions of the Lease as may be necessary to conform those provisions to the rental rate applicable to the Option Period. No new options to extend shall be deemed to be created by a valid exercise of the extension option and no other provisions inapplicable to the Option Period such as, but not limited to, an obligation to construct or pay for construction or improvements or to grant rent abatements, shall be construed to govern the Option Period.

(e) For purposes of this Section, the term “Fair Market Rental Rate” shall mean a rate comprised of (i) the prevailing base rental rate per square foot of rentable area available in the Pertinent Market (as defined below), and taking into account tenant improvement allowances, other tenant inducements, operating cost stops and tax cost stops, and brokerage commissions, all as determined by an MAI appraiser mutually acceptable to Landlord and Tenant in their reasonable discretion, and (ii) any escalation of any such base rental rate (based upon a fixed step and/or index) prevailing in the Pertinent Market, as also determined by said appraiser, taking into account (A) comparable lease renewals (on the basis of factors such as, but not limited to, size and location of space and commencement date and term of lease), if any, recently executed for improved space in the Building, and (B) lease renewals for comparable (on the basis of factors such as, but not limited to, size and location of space and commencement date and term of lease) improved space in “flex” buildings in the Research Park and/or Quadrangle which are comparable to the Building in reputation, quality, age, size, location and level and quality of services provided and which have reached economic stabilization and are not, for any other reason, offering below market rents (the foregoing factors not being exclusive in identifying comparable buildings) (the Building, together with such comparable buildings, if applicable, being herein referred to as the “Pertinent Market”). Tenant may, after the determinations of the appraiser set forth above, elect to withdraw its notice of renewal at no obligation or expense of Tenant and, in such event, the Term shall not be extended and Tenant shall lose its renewal option. The cost of the appraiser shall be paid 50% by Tenant and 50% by Landlord.

11. Right of First Offer. Subject to the right(s) of tenants of the Building existing as of the date of execution of this Eighth Amendment, and held by other tenants in the Building, during the Extension Term, Tenant shall have a one-time right of first offer (“Right of First Offer”) to lease additional space in the Building, which is contiguous to the Premises (the “Offer Space”). Notwithstanding the foregoing, if Landlord presents Offer Space to Tenant prior to the EPCD and Tenant declines to exercise Tenant’s Right of First Offer with respect to the same, Tenant shall have an additional one-time Right of First Offer for Offer Space after the EPCD. The terms of the Right of First Offer shall be based on the Fair Market Rental Rate (as defined in Section 9 above) of the Offer Space. If Landlord intends to market the Offer Space to an unaffiliated third party, Landlord shall first present the offer, in writing, to Tenant, and Tenant shall thereafter have ten (10) business days in which to accept or reject that offer by notice to Landlord upon the above described terms. The Right of First Offer shall apply only with respect to the entire Offer Space, and may not be exercised with respect to only a portion thereof. If Tenant rejects that offer or fails to accept the same in writing within such time period, then Landlord shall be free to market and lease the Offer Space to the third party.

The Right of First Offer shall, at Landlord’s election, be null and void if an Event of Default exists at the date Landlord would otherwise notify Tenant of the offer concerning the Offer Space or at any time thereafter and before commencement of the lease for the Offer Space. After Tenant validly exercises the Right of First Offer provided in the Lease, the parties shall either execute an amendment to the Lease adding the Offer Space, or enter into a new lease for the Offer Space, or enter into such other documentation as Landlord shall reasonably require, in a form reasonably acceptable to Tenant, promptly after Landlord shall prepare the same, confirm the leasing of such Offer Space to Tenant, but an otherwise valid exercise of the Right of First Offer contained in the Lease shall be fully effective, whether or not such confirmatory documentation is executed. Other than the economic terms as set forth above, the lease terms for the Offer Space shall correspond to the terms of the Lease.

If Tenant shall exercise the Right of First Offer, Landlord does not guarantee that the Offer Space will be available on the commencement date for the lease thereof if the then existing occupants of the Offer Space shall holdover, or for any other reason beyond Landlord’s reasonable control. In that event, Tenant’s sole recourse shall be that the Minimum Rent with respect to the Offer Space shall be abated until Landlord legally delivers the same to Tenant. Tenant’s exercise of the Right of First Offer shall not operate to cure any default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. The Right of First Offer is personal to Tenant and may not be exercised or enjoyed by any other person. If the Lease or Tenant’s right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the Right of First Offer, or if Tenant shall have subleased or assigned over 50% of its interest in the Premises or its right to possess all or any portion of the Premises (other than in either case to a Permitted Assignee), then the Right of First Offer shall be of no force and effect. Under no circumstances shall a subtenant under a sublease of the Premises, or the assignee under a full or a partial assignment of the Lease (other than a Permitted Assignee), have any right to exercise the Right of First Offer granted in the Lease.

12.                  Brokers. Landlord and Tenant each represent and warrant to the other that the only brokers they have dealt with in connection with this Amendment are Avison Young-Florida and Foundry Commercial whose commissions and fees (if any) shall be paid by Landlord pursuant to a separate written agreement. Landlord and Tenant each agree to defend, indemnify and hold the other harmless from and against all claims by any other broker for fees, commissions or other compensation to the extent such broker alleges to have been retained by the indemnifying party in connection with the execution of this Amendment. The provisions of this paragraph shall survive the expiration or sooner termination of the Lease.

13. Miscellaneous. Except as modified herein, the Lease and all of the terms and provisions thereof shall remain unmodified and in full force and effect as originally written. In the event of any conflict or inconsistency between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall control. All terms used herein but not defined herein which are defined in the Lease shall have the same meaning for purposes hereof as they do for purposes of the Lease. The Recitals set forth above in this Amendment are hereby incorporated by this reference. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective beneficiaries, successors and assigns.

14. Counterparts. This Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, which counterparts taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Eighth Amendment to Lease as of the day and year first above written.

LANDLORD: CHALLENGER-DISCOVERY, LLC, a Delaware limited liability company By: /s/ Steven C. Heetland Name: Steven C. Heetland Title: CEO/CFO/Manager

TENANT: LIGHTPATH TECHNOLOGIES, INC., a Delaware corporation By: /s/ Shmuel Rubin Name: Shmuel Rubin Title: Chief Executive Officer

Exhibit A

Premises

(see attached)

Exhibit B

Work Letter

1. This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the preparation of the Expansion Premises and Original Premises. All improvements described in this Work Letter to be constructed in and upon the Premises by Landlord are hereinafter referred to as “Landlord’s Work”. Certain of Landlord’s Work is more particularly described on Attachment #1. Landlord and Tenant acknowledge that Plans (hereinafter defined) for Landlord’s Work have not yet been prepared and, therefore, it is impossible to determine the exact cost of Landlord’s Work at this time. Accordingly, Landlord and Tenant agree that Landlord’s obligation to pay for the cost of Landlord’s Work shall be limited to an amount equal to $1,085,574.00 (being $42.00 per square foot) for the Original Premises and $1,316,850.00 (being $50.00 per square foot) for the Expansion Premises, totaling $2,402,424.00 (collectively, the “Construction Allowance”) and that Tenant shall be responsible for the cost of Landlord’s Work to the extent that it exceeds the Construction Allowance. Notwithstanding the calculation of the Construction Allowance, the Construction Allowance shall be available for the entire Premises and not separately allocated to the Expansion Premises or Original Premises. If the actual cost of Landlord’s Work is less than the Construction Allowance, Tenant shall not be entitled to any further credit, payment or abatement on account thereof. Landlord shall competitively bid Landlord’s Work among at least three (3) general contractors, one (1) of which may be Tenant’s choice. Landlord shall review the contractor bid responses to ensure consistent qualifications and considerations. Thereafter, Landlord and Tenant shall mutually agree upon a general contractor to perform the Landlord’s Work and Landlord shall enter into a direct contract for Landlord’s Work with such general contractor. In addition, Landlord shall have the right to select and/or approve (which shall not be unreasonably withheld, conditioned or delayed) of any subcontractors used in connection with Landlord’s Work. Landlord shall oversee Landlord’s Work and Tenant shall pay to Landlord (which may be paid out of the Construction Allowance) a total construction management fee equal to three percent (3%) of the Construction Allowance and one percent (1%) on the remaining balance of the cost of Landlord’s Work. Tenant may also select and contract with, on Tenant’s own behalf, a third-party construction manager (“Tenant’s Manager”) to coordinate and attend (at Tenant’s discretion) to all or some of Tenant’s obligations under this Work Letter. Tenant shall be responsible for compensating Tenant’s Manager, but the Construction Allowance may be utilized by Tenant to pay such fees. Tenant shall also be allowed to utilize, at its sole discretion, the Construction Allowance for (a) all customary hard and soft costs associated with design and construction, (b) data telecommunications cabling, equipment, and installation, (c) furniture fixtures, and equipment, (d) security equipment, (e) moving expenses of any kind, and (f) payment of its project management fees.

2. The parties acknowledge that Landlord paid Farmer Architecture (the “Architect”) for one (1) space plan and one (1) revision. Landlord and Tenant acknowledge and agree that the space plan as of the date of execution of this Amendment is preliminary and conceptual in nature and is subject to change as required by Tenant. All future space planning, architectural and engineering (mechanical, electrical and plumbing) drawings for Landlord’s Work shall be prepared by the Architect at Tenant’s sole cost and expense, subject to funding through the Construction Allowance. The space planning, architectural and mechanical drawings are collectively referred to herein as the “Plans”.

3. Tenant shall deliver to Landlord any information reasonably requested by Landlord and shall deliver to Landlord Tenant’s approval or disapproval of any preliminary or final layout, drawings, or plans within five (5) business days after written request. Any disapproval shall be in writing and shall set forth in reasonable detail the reasons for such disapproval. Tenant and the Architect shall devote such time in consultation with Landlord and Landlord’s engineer as may be required to provide all information Landlord and Tenant deem necessary in order to enable the Architect and engineer to complete, and obtain Tenant’s written approval of the Plans for Landlord’s Work by not later than fifteen (15) days following the date Tenant receives final proposed Plans that are consistent with the final space planning drawings approved by Landlord and Tenant (the “Plans Due Date”). In the event that Tenant fails to approve the Plans by the Plans Due Date, Tenant shall be responsible for one (1) day of Delay (as hereinafter defined) for each day during the period beginning on the day following the Plans Due Date and ending on the date Tenant approves the Plans. Neither the approval of the Plans nor the supervision of Landlord’s Work by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency and propriety of the Plans; provided, however, Landlord does represent and warrant the quality of workmanship with respect to Landlord’s Work and the compliance of Landlord’s Work with applicable law.

4. Prior to commencing any construction of Landlord’s Work, Landlord shall submit to Tenant a written estimate setting forth the anticipated cost of Landlord’s Work, including, but not limited to, labor and materials, architect’s fees, contractor’s fees and permit fees. Within ten (10) days thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate, or specify its objections thereto in reasonable detail and any desired changes to the proposed Landlord’s Work. In the event Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord in good faith to alter the scope of Landlord’s Work in order to reach a mutually acceptable alternative cost estimate.

5. If Landlord’s estimate (approved by Tenant) and/or the actual cost of Landlord’s Work shall exceed the maximum Construction Allowance (such excess being herein referred to as the “Excess Costs”), Tenant shall pay to Landlord such Excess Costs as pay applications are presented to Tenant’s Manager, reviewed, and approved, following the payment terms of the construction contract. Landlord shall not be required to proceed with Landlord’s Work until Tenant pays such Excess Costs in the manner described and any delay in the completion of Landlord’s Work due to a delay by Tenant in making such payment shall be deemed a Delay pursuant to the Lease. The invoices paid by Landlord to the contractors performing the Landlord’s Work shall be conclusive for purposes of determining the actual cost of the items described therein. Excess Costs constitute Rent payable pursuant to the Lease, and the failure to timely pay same constitutes an event of default under the Lease. In the event the actual Excess Costs are less than any estimated Excess Costs paid by Tenant to Landlord, Landlord shall reimburse Tenant for the difference within fifteen (15) business days after completion of Landlord’s Work.

6. If Tenant shall request any changes to Landlord’s Work that are approved by Landlord (the “Change Orders”), Landlord shall have any necessary revisions to the Plans prepared, and Tenant shall reimburse Landlord on demand for the cost of preparing such revisions (subject to funding through the Construction Allowance). Landlord shall notify Tenant in writing of the estimated increased cost, if any, which will be chargeable to Tenant by reason of such Change Orders, which increased cost shall be (subject to funding through the Construction Allowance) deemed Excess Costs hereunder and shall be subject to the provisions of Paragraph 5 above. Tenant shall, within five (5) business days after receiving Landlord’s estimate of the cost of the Change Order, notify Landlord in writing whether it desires to proceed with such Change Order. In the absence of such written authorization, Landlord shall give additional written notice thereof to Tenant and have the option to continue work on the Premises disregarding the requested Change Order, or Landlord may elect to discontinue work on the Premises until it receives notice of Tenant’s decision, in which event Tenant shall be responsible for any Delay in completion of Landlord’s Work resulting therefrom. Following approval of the Plans and the payment by Tenant of the required portion of the Excess Costs, if any, Landlord shall cause Landlord’s Work to be constructed substantially in accordance with the approved Plans, so long as no default of Tenant (after the giving of applicable notice and the expiration of applicable cure period) shall occur under the Lease.

7. Following approval of the Plans, Landlord shall cause Landlord’s Work to be constructed substantially in accordance with the approved Plans, so long as no default of Tenant (after the giving of applicable notice and the expiration of applicable cure period) shall occur under the Lease. Landlord shall notify Tenant upon substantial completion of Landlord’s Work and the parties shall prepare a punch list of items to be finalized by Landlord. The phrase “substantially complete” or “substantial completion” shall mean that (i) Landlord’s Work has been completed except for such incomplete items as would not materially interfere with the use of the Premises for the Permitted Use, and (ii) a certificate of occupancy has been issued by the applicable governmental authority for the Expansion Premises.

8. If Landlord shall be delayed in substantially completing Landlord’s Work as a result of the occurrence of any of the following (a “Delay”):

(a)
Tenant’s failure to furnish information in accordance with this Work Letter or to respond to any written request by Landlord for any approval or information within any time period prescribed, or if no time period is prescribed, then within five (5) business days of such written request; or

(b)
Tenant’s request for materials, finishes or installations that have long lead times after having first been informed in writing by Landlord that such materials, finishes or installations will cause a Delay; or

(c)
Changes in any plans and specifications requested by Tenant; or

(d)
The performance or nonperformance by a person or entity employed by on or behalf of Tenant in the completion of any work in the Premises (all such work and such persons or entities being subject to prior approval of Landlord); or

(e)
Any request by Tenant that Landlord delay the completion of any component of Landlord’s Work; or

(f)
Any breach or default by Tenant in the performance of Tenant’s obligations under the Lease; or

(g)
Tenant’s failure to pay any amounts as and when due under this Work Letter; or

(h)
Any delay resulting from Tenant’s having taken possession of the Expansion Premises for any reason (other than Tenant’s early access rights under the Amendment) prior to substantial completion of Landlord’s Work; or

(i)
Any other delay chargeable to Tenant, its agents, employees or independent contractors;

then, for purposes of determining the EPCD, the date of substantial completion shall be deemed to be the day that Landlord’s Work would have been substantially completed absent any such Delay (provided Landlord notifies Tenant in an email to Don Retreage (DRetreage@Lightpath.com) within five (5) business days after the occurrence of such Delay that such Delay has occurred). Landlord’s Work shall be deemed to be substantially completed on the date that Landlord’s Work has been performed (or would have been performed absent any Delay), other than any details of construction, mechanical adjustment or any other matter, the non-completion of which does not materially interfere with Tenant’s use of the Premises. Promptly after the determination of the EPCD, Landlord and Tenant shall enter into the Commencement Letter and Acceptance of Expansion Premises (the “Commencement Letter”) on the form attached hereto as Exhibit C setting forth the EPCD, the expiration date of the Lease and any other dates that are affected by the adjustment of the EPCD. Tenant shall also provide an Acceptance of Original Premises for acceptance of the Original Premises in the form attached hereto. Each of the Commencement Letter and Acceptance of Original Premises shall identify any minor incomplete items of Landlord’s Work which shall be identified during a walk-through of the Original Premises or Expansion Premises, as applicable, by Landlord and Tenant (the “Punchlist Items”), which Punchlist Items Landlord shall promptly remedy. Tenant, within ten (10) days after receipt thereof from Landlord, shall execute the Commencement Letter or Acceptance of Original Premises and return the same to Landlord.

9. This Work Letter shall not be deemed applicable to any additional space hereafter added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the Premises or any additions thereto in the event of a future renewal or extension of the Extension Lease Term, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease. All capitalized terms used in this Work Letter but not defined herein shall have the same meanings ascribed to such terms in the Lease.

Attachment #1

●
As a part of Landlord’s Work, Landlord (in accordance with the Plans) will modernize Tenant’s roof top HEPA filtration system and related roof top equipment and relocate the same below the roof where reasonable and possible to do so. Patching of the roof directly relating to such work, if any, shall be included in the Landlord’s Work.

●
Landlord acknowledges and agrees that Landlord has previously replaced the sections of the roof of the Building except in the location of the Tenant’s roof top HEPA filtration system and related roof top equipment. Any roof work outside of the scope of patching, including, but not limited to, any replacement of all or portions of the roof (even if performed at Landlord’s election as opposed to the patching contemplated above) shall be performed by Landlord, but shall not be part of the Landlord’s Work, and the cost and expense of the same shall be borne by Landlord.

Exhibit C

Commencement Letter and Acceptance of Expansion Premises

LANDLORD:	CHALLENGER-DISCOVERY, LLC
TENANT:	LIGHTPATH TECHNOLOGIES, INC.
EXPANSION PREMISES:	Suites 145-180, 2603 Challenger Parkway, Orlando, Florida 32826

Tenant hereby accepts the Expansion Premises as being in the condition required under the Lease, with all Landlord's Work completed (except for minor punchlist items which Landlord agrees to complete).

The EPCD of the Lease is __________________ and the expiration of the Expansion Premises Term is _________________________.

LANDLORD: CHALLENGER-DISCOVERY, LLC, a Delaware limited liability company By: Name: Title:

TENANT: LIGHTPATH TECHNOLOGIES, INC., a Delaware corporation By: Name: Title:

Acceptance of Original Premises

LANDLORD:	CHALLENGER-DISCOVERY, LLC
TENANT:	LIGHTPATH TECHNOLOGIES, INC.
ORIGNAL PREMISES:	Suites 100 and 130, 2603 Challenger Parkway, Orlando, Florida 32826

Tenant hereby accepts the Original Premises as being in the condition required under the Lease, with all Landlord's Work completed (except for minor punchlist items which Landlord agrees to complete).

The expiration of the Extension Term is ____________________.

LANDLORD: CHALLENGER-DISCOVERY, LLC, a Delaware limited liability company By: Name: Title:

TENANT: LIGHTPATH TECHNOLOGIES, INC., a Delaware corporation By: Name: Title: